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                                   EXHIBIT 21

                          SUBSIDIARY OF THE REGISTRANT

         The following table sets forth the subsidiary of First McMinnville Corporation at December 31, 1997. Such subsidiary is wholly owned by the Company and it is included in the Company's consolidated financial statements:

                                                      Jurisdiction                        Percentage of
                                                           of                           Voting Securities
    Subsidiary                                       Incorporation                            Owned
    ----------                                       -------------                      ------------------
The First National Bank of McMinnville                  Federal                                100%